Exhibit 10.10

SURETY BOND

KNOW ALL PEOPLE BY THESE PRESENTS:	BOND NUMBER 0848494

THAT WE, BY Power Alpha, LLC f/k/a BPY Power Alpha, LLC, as Principal, and HARCO National Insurance Company, as Surety, are held and bound to Lockhart Power Company its successors and assigns in the penal sum of Eight Million and 00/100 U.S. Dollars ($8,000,000.00) for the payment of which the Principal and Surety, their heirs, executors, administrators, successors, and assigns are hereby jointly and severally bound.

WHEREAS, Lockhart Power Company requires the Principal to guarantee all obligations of payment pursuant to the executed Electric Service Agreement, dated October 15, 2021 (the “Service Agreement”), and Principal may do so by furnishing this bond for payment of the amounts due to Lockhart Power Company.

NOW THEREFORE, in the event the Principal shall fail to fully pay Lockhart Power Company for amounts due under the Service Agreement, the Surety agrees to deliver payment to Lockhart Power Company within thirty (30) days ofreceipt of the demand for payment by Lockhart Power Company.

PROVIDED FURTHER, that regardless of the number of years this bond shall continue or be continued in force, or of the number of premiums which shall be payable or paid, the Surety shall not be liable hereunder for a larger amount, in the aggregate, than the amount of this bond plus any costs incurred by Lockhart Power Company to enforce payment hereunder, including reasonable attorneys’ fees.

PROVIDED FURTHER, this bond may be terminated sixty (60) days after receipt by both Principal and Lockhart Power Company of Surety’s written notice of cancellation sent by registered or certified mail. All notices to Lockhart Power Company shall be sent to the following: 420 River Street, Lockhart, South Carolina 29379, Attn: Business Controller. Principal and Surety shall remain liable for any liability incurred hereunder prior to such termination date.

This bond shall be automatically renewed annually, without amendment, unless at least sixty (60) days prior to the then current expiration date, Lockhart Power Company and Principal receive Surety’s written notice of non-renewal sent by registered or certified mail. Neither non-renewal by the Surety, nor failure or inability of the Principal to file a replacement bond shall constitute a loss to Lockhart Power Company recoverable under this bond.

IN WITNESS WHEREOF, the Principal and Surety have signed and sealed this instrument this 19th day of April, 2024.

Principal: BY POWER ALPHA, LLC F/K/A BPY POWER ALPHA, LLC

By:	/s/ Matthew Feast
Name:	Matthew Feast
Title:	President

Surety: HARCO NATIONAL INSURANCE COMPANY

By:	/s/ Jaime L. George-Perando
Name:	Jaime L. George-Perando
Title:	Attorney in fact

Bond#     0848494

POWER OF ATTORNEY

HARCO NATIONAL INSURANCE COMPANY
INTERNATIONAL FIDELITY INSURANCE COMPANY

Member companies of IAT Insurance Group, Headquartered: 4200 Six Forks Rd, Suite 1400, Raleigh, NC 27609

KNOW ALL MEN BY THESE PRESENTS: That HARCO NATIONAL INSURANCE COMPANY, a corporation organized and existing under the laws of the State of Illinois, and INTERNATIONAL FIDELITY INSURANCE COMPANY, a corporation organized and existing under the laws of the State of New Jersey, and having their principal offices located respectively in the cities of Rolling Meadows, Illinois and Newark, New Jersey, do hereby constitute and appoint

ANNE SCHEVKER, JAIME L. GEORGE-PERANDO, BRENDAL. PATTISHALL, ADAM T. GRAP, RYAN HAYS, STEPHEN A. SPENCER, PAUL M. TROESCHEL, SUSAN B. WILLETT, ALDO PASQUARIELLO, DANIEL R. WEST, MENUEL JONES, BEATRICE SAINT-FELIX

Rockville, MD

their true and lawful attorney(s)-in-fact to execute, seal and deliver for and on its behalf as surety, any and all bonds and undertakings, contracts of indemnity and other writings obligatory in the nature thereof, which are or may be allowed, required or permitted by law, statute, rule, regulation, contract or otherwise, and the execution of such instrument(s) in pursuance of these presents, shall be as binding upon the said HARCO NATIONAL INSURANCE COMPANY and INTERNATIONAL FIDELITY INSURANCE COMPANY, as fully and amply, to all intents and purposes, as if the same had been duly executed and acknowledged by their regularly elected officers at their principal offices.

This Power of Attorney is executed, and may be revoked, pursuant to and by authority of the By-Laws of HARCO NATIONAL INSURANCE COMPANY and INTERNATIONAL FIDELITY INSURANCE COMPANY and is granted under and by authority of the following resolution adopted by the Board of Directors of INTERNATIONAL FIDELITY INSURANCE COMPANY at a meeting duly held on the 13th day of December, 2018 and by the Board of Directors of HARCO NATIONAL INSURANCE COMPANY at a meeting held on the 13th day of December, 2018.

“RESOLVED, that (1) the Chief Executive Officer, President, Executive Vice President, Senior Vice President, Vice President, or Secretary of the Corporation shall have the power to appoint, and to revoke the appointments of, Attorneys-in-Fact or agents with power and authority as defined or limited in their respective powers of attorney, and to execute on behalf of the Corporation and affix the Corporation’s seal thereto, bonds, undertakings, recognizances, contracts of indemnity and other written obligations in the nature thereof or related thereto; and (2) any such Officers of the Corporation may appoint and revoke the appointments of joint-control custodians, agents for acceptance of process, and Attorneys-in-fact with authority to execute waivers and consents on behalf of the Corporation; and (3) the signature of any such Officer of the Corporation and the Corporation’s seal may be affixed by facsimile to any power of attorney or certification given for the execution of any bond, undertaking, recognizance, contract of indemnity or other written obligation in the nature thereof or related thereto, such signature and seals when so used whether heretofore or hereafter, being hereby adopted by the Corporation as the original signature of such officer and the original seal of the Corporation, to be valid and binding upon the Corporation with the same force and effect as though manually affixed.”

IN WITNESS WHEREOF, HARCO NATIONAL INSURANCE COMPANY and INTERNATIONAL FIDELITY INSURANCE COMPANY have each executed and attested these presents on this 31st day of December, 2023

STATE OF NEW JERSEY		STATE OF ILLINOIS
County of Essex		County of Cook

/s/ Michael F. Zurcher

Michael F. Zurcher

Executive Vice President, Harco National Insurance Company and International Fidelity Insurance Company

On this 31st day of December, 2023, before me came the individual who executed the preceding instrument, to me personally known, and, being by me duly sworn, said he is the therein described and authorized officer of HARCO NATIONAL INSURANCE COMPANY and INTERNATIONAL FIDELITY INSURANCE COMPANY; that the seals affixed to said instrument are the Corporate Seals of said Companies; that the said Corporate Seals and his signature were duly affixed by order of the Boards of Directors of said Companies.

IN TESTIMONY WHEREOF, I have hereunto set my hand affixed my Official Seal, at the City of Newark, New Jersey the day and year first above written.

/s/ Cathy Cruz

Cathy Cruz a Notary Public of New Jersey My Commission
Expires April 16, 2029

CERTIFICATION

I, the undersigned officer of HARCO NATIONAL INSURANCE COMPANY and INTERNATIONAL FIDELITY INSURANCE COMPANY do hereby certify that I have compared the foregoing copy of the Power of Attorney and affidavit, and the copy of the Sections of the By-Laws of said Companies as set forth in said Power of Attorney, with the originals on file in the home office of said companies, and that the same are correct transcripts thereof, and of the whole of the said originals, and that the said Power of Attorney has not been revoked and is now in full force and effect.

IN TESTIMONY WHEREOF, I have hereunto set my hand on this day, 19th day of April 2024

A01477	/s/ Irene Martins

Irene Martins, Assistant Secretary

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